Exhibit 99.1

Fluent Announces Approval of Stock Repurchase Program

NEW YORK—November 19, 2019 — Fluent, Inc. (NASDAQ: FLNT), a leading data-driven performance marketing company, announced today that its Board of Directors approved a stock repurchase program. The program authorizes the repurchase of up to $5 million of shares of the Company’s common stock.

“This stock repurchase program reflects the continued confidence we have in the fundamentals and long-term prospects of our business, further supported by improvements we have seen in our core commercial trending following a challenging third quarter,” stated Ryan Schulke, Fluent’s Chief Executive Officer. “Since the spin-off in the first quarter of 2018, our capital allocation priorities have focused on reducing debt, providing flexibility for internal growth initiatives and funding acquisition opportunities. However, we continually review opportunities to effectively deploy capital and believe the Company’s shares represent an attractive investment opportunity to enhance shareholder value.”

The repurchases will be made from time to time in open market transactions at prevailing market prices or in negotiated transactions off the market.

About Fluent

Fluent, Inc. (NASDAQ: FLNT) is a leading performance marketing company with an expertise in creating meaningful connections between consumers and brands. Leveraging our proprietary first-party data asset of opted-in consumer profiles, Fluent, Inc. drives intelligent growth strategies that deliver superior outcomes. Founded in 2010, the company is headquartered in New York City.

Forward-Looking Statements

This press release contains "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipate," "believes," "should," "intends," "estimates," and other words of similar meaning. Such forward looking statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control and which may cause results to differ materially from expectations. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. Readers are also advised to consider the factors under the heading "Forward-Looking Statements" and "Risk Factors" in the Company's Annual Report on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q and other SEC filings. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contact Information:

Investor Relations

Fluent, Inc.

(917) 310-2070

InvestorRelations@fluentco.com